    As filed with the Securities and Exchange Commission on August 16, 1996.

                                                   Registration No. 333- _______

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        CSG SYSTEMS INTERNATIONAL, INC.
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                    Delaware                            47-0783182
       -----------------------------------------------------------------
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)

         5251 DTC Parkway, Englewood, Colorado               80111
       -----------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)



       CSG Systems International, Inc. 1996 Employee Stock Purchase Plan
       -----------------------------------------------------------------
                           (Full title of the plan)

                    Neal C. Hansen, Chief Executive Officer
                        CSG Systems International, Inc.
                 5251 DTC Parkway, Englewood, Colorado 80111
       -----------------------------------------------------------------
                    (Name and address of agent for service)


                                (303) 796-2850
       -----------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE
================================================================================

Title of securities      Amount to be             Proposed                 Proposed             Amount of
to be registered          registered          maximum offering             maximum           registration fee
                                              price per unit(1)       aggregate offering
                                                                           price(1)
=============================================================================================================
Common Stock,           250,000 shares             $24.125                $6,031,250              $2,080
 par value $0.01 per
 share
=============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The price is based upon the average of the high and low prices of CSG Systems International, Inc. Common Stock on August 12, 1996, as reported on the National Association of Securities Dealers Automated Quotations system.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference
- ---------------------------------------

     The documents listed in (a) through (c) below are incorporated by reference in this registration statement and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

     (a) The registrant's latest annual report filed pursuant to section 13(a) or 15(d) of the Exchange Act, or either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the "Act") that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed, or (2) the registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the class of securities contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


Indemnification of Directors and Officers
- -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, the registrant's By-Laws require the registrant, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant. For purposes of this provision, a "director" or "officer" of the registrant includes any person (i) who is or was a director or officer of the registrant, (ii) who is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation that was a predecessor corporation of the registrant or of another enterprise at the request of such predecessor corporation. The registrant may, to the extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the registrant. For purposes of this provision, an "employee" or "agent" of the registrant (other than a director or officer) includes any person (i) who is or was an employee or agent of the registrant, (ii) who is or was serving at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the registrant or of another enterprise at the request of such predecessor corporation.

     The registrant maintains directors and officers liability insurance for the benefit of its directors and officers. The registrant has entered into separate indemnification agreements with each of its directors and certain executive and other officers pursuant to which the registrant agreed, among other things, and subject to certain limited exceptions: (i) to indemnify them to the fullest extent permitted by law against any claims and expenses incurred in connection therewith arising out of any event or occurrence relating to their status as director, officer, employee, agent, or fiduciary of the Company or of any other entity as to which they served at the request of the registrant or by reason of any action or inaction while serving in such capacity, and (ii) to advance any such expenses no later than five days after demand. Under a registration rights agreement between the registrant and certain of its stockholders, the registrant agreed to indemnify each stockholder selling his or her shares thereunder in connection with any expenses, losses, claims, damages or liabilities arising out of certain acts or omissions of the registrant.


Undertakings
- ------------

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 16, 1996.

                                       CSG SYSTEMS INTERNATIONAL, INC.

                                       By: /s/ Neal C. Hansen
                                        -------------------
                                           Neal C. Hansen, Chairman of
                                           the Board and Chief Executive
                                           Officer (Principal Executive
                                           Officer)


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of CSG Systems International, Inc., hereby severally and individually constitute and appoint Neal C. Hansen, George F. Haddix, David I. Brenner and John P. Pogge, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Name                          Title                     Date
- --------------------------  -------------------------------   ---------------

/s/ Neal C. Hansen          Chairman of the Board, Chief      August 16, 1996
- --------------------------  Executive Officer and Director
Neal C. Hansen              (Principal Executive Officer)


/s/ George F. Haddix        President and Director            August 16, 1996
- --------------------------  (Principal Executive Officer)
George F. Haddix

/s/ David I. Brenner        Chief Financial Officer           August 16, 1996
- --------------------------  (Principal Financial Officer)
David I. Brenner

/s/ Randy Wiese             Controller (Principal             August 16, 1996
- --------------------------  Accounting Officer)
Randy Wiese

/s/ Andrew C. Cooper        Director                          August 16, 1996
- --------------------------
Andrew C. Cooper

/s/ Donald R. Dixon         Director                          August 16, 1996
- --------------------------
Donald R. Dixon

/s/ Robert J. Loarie        Director                          August 16, 1996
- --------------------------
Robert J. Loarie

/s/ Rockwell A. Schnabel    Director                          August 16, 1996
- --------------------------
Rockwell A. Schnabel

/s/ Frank V. Sica           Director                          August 16, 1996
- --------------------------
Frank V. Sica

                                 EXHIBIT INDEX


Exhibit No.         Description
- -----------         -----------

5                   Opinion of Legal Counsel

23                  Consent of Arthur Andersen LLP